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News Release
HP Inc. Announces Fiscal 2024 Financial Outlook and Raises Annual Dividend by 5% to $1.10 per Share

News highlights:
●	Estimates GAAP diluted net earnings per share (“EPS”) for fiscal 2024 of $2.75 to $3.15
●	Estimates non-GAAP diluted net EPS for fiscal 2024 of $3.25 to $3.65
●	Estimates fiscal 2024 free cash flow of $3.1 to $3.6 billion
●	Expects to return approximately 100% of fiscal 2024 free cash flow to shareholders through dividends and share repurchases
●	Announces dividend increase of 5%
●	Estimates $200 million increase in Future Ready plan annualized gross run rate structural cost savings, to $1.6 billion by the end of fiscal 2025.

PALO ALTO, Calif., October 10, 2023 — HP Inc. (NYSE: HPQ) - Today at HP’s 2023 Securities Analyst Meeting (“SAM”), the company provided details on its strategy and opportunities for long-term growth, along with its financial outlook for fiscal 2024.

“HP is very well positioned to deliver long-term sustainable growth,” said Enrique Lores, President and Chief Executive Officer, HP Inc. “Our Future Ready plan is strengthening our core business, accelerating our expansion in services, building new operational capabilities, and improving our structural costs. Most importantly, we are innovating to meet the changing needs of our customers and we see attractive opportunities to drive profitable growth across our business.”

Fiscal 2024 outlook
For fiscal 2024, the company estimates GAAP diluted net EPS to be in the range of $2.75 to $3.15 and estimates non-GAAP diluted net EPS to be in the range of $3.25 to $3.65. Fiscal 2024 non-GAAP diluted net EPS estimates exclude $0.50 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items. The company also expects a $200 million increase in its Future Ready plan annualized gross run rate structural cost savings, to $1.6 billion by the end of fiscal 2025, with no change to estimated restructuring and other charges of approximately $1.0 billion.

Based on the current environment, HP anticipates generating free cash flow of $3.1 to $3.6 billion for fiscal 2024. For fiscal 2024, the company indicated that it expects to return approximately 100% of free cash flow through dividends and share repurchases. The HP Board of Directors has approved an increase to the planned annual dividend amount to $1.1024 per share, reflecting a 5% increase from the prior dividend. The balance is expected to be returned to shareholders through share repurchases.

“Our financial outlook reflects continued progress against our strategic priorities,” said Marie Myers, Chief Financial Officer, HP Inc. “We’re accelerating our three-year annualized gross structural cost savings target, and we’re confident in our plans to grow non-GAAP diluted net EPS and free cash flow in FY24 and beyond. Our disciplined financial plan and capital allocation strategy is designed to maximize growth and value creation.”

Webcast details
A webcast of today’s event, along with management presentations and other materials, is available at https://investor.hp.com/events/event-details/2023/HP-Securities-Analyst-Meeting/default.aspx. This news release contains only a summary of some of the information being presented at today’s event and should be read in conjunction with the management presentations and other materials made available on that website.

About HP Inc.
HP Inc. (NYSE: HPQ) is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most. Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more. For more information, please visit http://www.hp.com.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, they could affect the business and results of operations of HP Inc. and its consolidated subsidiaries which may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the impact of the COVID-19 pandemic; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings (including the fiscal 2023 plan), net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief as to the timing and expected benefits of acquisitions and other business combination and investment transactions (including the recent acquisition of Plantronics, Inc. (“Poly”)); and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions that could affect our business and results of operations include factors relating to the impact of macroeconomic and geopolitical trends, changes and events, including the Russian invasion of Ukraine and tension across the Taiwan Strait and the regional and global ramifications of these events; recent volatility in global capital markets, increases in benchmark interest rates, the effects of inflation and instability of financial institutions; risks associated with HP’s international operations; the effects of the COVID-19 pandemic; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; the need to manage (and reliance on) third-party suppliers, including with respect to component shortages, and the need to manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; HP’s ability to execute on its strategic plans, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies;

challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions; the results of our restructuring plans (including the fiscal 2023 plan), including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of our restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions or other effects of climate change, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; our aspirations related to environmental, social and governance matters; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; the effectiveness of our internal control over financial reporting and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ending October 31, 2023, Annual Report on Form 10-K for the fiscal year ending October 31, 2024, and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Future Ready plan includes HP's efforts to take advantage of future growth opportunities, including but not limited to, investments to drive growth, investments in our people, improving product mix, driving structural cost savings and other productivity measures. Structural cost savings represent gross reductions in costs driven by operational efficiency, digital transformation, and portfolio optimization. These initiatives include but are not limited to workforce reductions, platform simplification, programs consolidation and productivity measures undertaken by HP, which HP expects to be sustainable in the longer-term. These structural cost savings are net of any new recurring costs resulting from these initiatives and exclude one-time investments to generate such savings. HP’s expectations on the longer-term sustainability of such structural cost savings are based on its current business operations and market dynamics and could be significantly impacted by various factors, including but not limited to HP’s evolving business models, future investment decisions, market environment and technology landscape.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in non-GAAP supplement available on HP’s investor relations website. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, other income and expenses, tax rate, net earnings, diluted net EPS, cash provided by (used in) operating activities or cash, cash equivalents and restricted cash prepared in accordance with GAAP.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition and divestiture charges and, amortization of intangible assets. Non-GAAP other income and expenses is defined to exclude any amounts relating to defined benefit plan settlement charges, non-operating retirement related (credits)/charges and debt extinguishment costs. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding all of the foregoing items, as well as tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which includes non-recurring costs including those as a result of information technology rationalization efforts and transformation program management and are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to operating performance in other periods.

•HP incurs cost related to its acquisitions and divestitures, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, integration and divestiture-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory and certain compensation charges related to cash settlement of restricted stock units and performance-based restricted stock units towards acquisitions. These charges related to acquisitions and divestitures are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions or divestitures. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs debt extinguishment (benefit)/costs includes certain (gain)/loss related to repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. These (gain)/loss resulting from debt redemption transactions are partially or more than offset by costs such as bond repurchase premiums, bank fees, unpaid accrued interests, etc. HP excludes these (benefit)/costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP incurs defined benefit plan settlement charges relating to HP pension plans. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain vested participants and transfer of certain pension obligations. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP recorded tax adjustments including tax expenses and benefits from internal reorganizations, realizability of certain deferred tax assets, various tax rate and regulatory changes, and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow (used in) provided by operations activities adjusted for net investment in leases and net investments in property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash, cash equivalents and restricted cash plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash, cash equivalents and restricted cash, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash (used in) provided by operating activities adjusted for net investment in leases and net investments in property, plant and equipment. HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Key Growth Areas
Key Growth Areas represent HP’s businesses which management expects to grow at a rate faster than HP’s core business with accretive margins in the longer term. HP’s Key Growth Areas are comprised of:

•Hybrid Systems: Video conferencing solutions, cameras, headsets, voice, and related software capabilities
•Gaming: Gaming PCs (Omen, Victus, etc.), HyperX and gaming accessories

•Workforce Solutions (previously Workforce Services & Solutions): Managed services (Managed Print Service and Device-as-a-Service), digital services and lifecycle services
•Consumer Subscriptions: Instant Ink, other consumer subscriptions and consumer digital services
•Industrial Graphics: Large Format Industrial, Page Wide Press (PWP), Indigo and Page Wide Industrial packaging solutions and supplies
•3D & Personalization: Portfolio of additive manufacturing solutions and supplies including end-to-end solutions such as molded fiber, footwear and orthotics

Workforce Solutions (“WS”), now aligns to the newly created WS organization that is focused on enabling services led product offerings across Printing and Personal Systems. This now excludes hardware revenues for certain transactional deals with a service attach. Peripherals has been integrated into Gaming, and Hybrid systems including all products and solutions acquired from Plantronics, Inc. (“Poly”). Consumer Subscriptions was previously known as Consumer Services.

In fourth quarter of fiscal 2022, HP had disclosed full year Key Growth Areas revenues of “over $11 billion”. The changes to WS reduced the previously disclosed revenues to approximately $10 billion for the fiscal year 2022.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition and divestiture charges and amortization of intangible assets are excluded from non-GAAP operating margin. Non-operating retirement-related (credits)/charges, defined benefit plan settlement charges and debt extinguishment costs are excluded from non-GAAP other income and expenses. In addition, all of the foregoing items, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item are excluded from non-GAAP net earnings and non-GAAP diluted net EPS. These items can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within a non-GAAP supplement on HP’s investor relations website, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income and expenses, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater insight to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.